ABSOLUTE NET LEASE
Between

HWY 17 INVESTORS, INC. (the "Landlord")
and
THE JACKSONVILLE BANK, a Florida corporation (the "Tenant")

Dated: September 1, 2005

C:\My Files\Gartner - Personal\Bank 17 Investors\Absolute Net Lease (8-24-05).DOC

ABSOLUTE NET LEASE

THIS LEASE made the 1st day of September, 2005, between HWY 17 INVESTORS, INC., a Florida corporation, whose address is 1660 Prudential Drive, Suite 203, Jacksonville, Florida 32207 (the "Landlord"); and THE JACKSONVILLE BANK, a Florida corporation, whose address is 100 Laura Street, Jacksonville, Florida 32203, Attn: Chief Financial Officer (the "Tenant").

ARTICLE ONE
Premises and Term

SECTION 1.01. The Landlord, for and in consideration of the terms, covenants and conditions herein contained, does hereby demise, lease and let to the Tenant and the Tenant does hereby rent, take and agree to lease from the Landlord, upon and subject to the terms, covenants and conditions herein contained, the interest of Landlord in the following:

ALL those pieces or parcels of land and premises with the buildings located at 4343 Roosevelt Boulevard, Jacksonville, Florida 32210 and improvements (including, without limitation, the drive thrus) now or hereafter erected thereon, situate, lying and being in Duval County, State of Florida bounded and described in Exhibit "A" attached hereto and made a part hereof, being condominium unit number 1 pursuant to the Declaration of Condominium for South 17 Office Park recorded at Official Records Book 10605, Page 2103, of the public records of Duval County, Florida;

ALL of said land, together with reserved parking spaces numbered seventeen (17) through twenty-six (26) shown on Exhibit "A", and the ten (10) unreserved parking spaces in the adjoining parking lot shown on Exhibit "A-1", the buildings and improvements (including, without limitation, the drive-thrus) now or hereafter located thereon being hereinafter collectively called the "Demised Premises" (Landlord represents and warrants that, notwithstanding any Declaration of Condominium: (i) the Tenant shall have the exclusive use of any reserved parking spaces including the right to mark such parking spaces as "Bank Only Parking" or other similar designation; and (ii) the handicapped parking spaces between the building and parking space 17 shall not be relocated and shall remain handicapped parking.

BUT SUBJECT, HOWEVER, to the encumbrances, restrictions, conditions, and other matters set forth in Exhibit "B" attached hereto and made a part hereof ("Permitted Title Exceptions");

TO HAVE AND TO HOLD the Demised Premises for a term commencing on the date hereof, and expiring on the tenth anniversary of the Rent Commencement Date unless the same shall be on other than the first day of the month, in which event it will

be measured from the last day of such month (the "Term"). The Tenant shall have right to extend the Term for four (4) additional five (5) year terms upon the same terms and conditions, except that the rent for the first option period and each successive option period, if exercised, shall be fixed at the rent preceding such option period plus fifteen (15%) percent, with no annual increases during such option period(s). The parties acknowledge that the Demised Premises are presently under lease to Wachovia Bank as successor to Southtrust Bank. Landlord shall terminate the lease with Southtrust Bank effective on or before August 31, 2005, under a separate Lease Termination Agreement, and shall provide Tenant with an executed copy of such Agreement within thirty (30) days of the execution of this Lease. If Landlord fails to provide Tenant with a copy of the executed Lease Termination Agreement within such time period, then Tenant shall have the right to terminate this Lease by providing ten (10) days written notice to Landlord unless delivery has occurred within the notice period. The Rent Commencement Date shall be November 1, 2005 (the "Rent Commencement Date"). The Landlord will use its best efforts to secure access to the Demised Premises prior to that date to enable the Tenant to make such leasehold improvements to the Demised Premises as it deems necessary or desirable. If occupancy of the Demised Premises cannot be delivered on or before December 31, 2005, this Lease shall, at the election of either party, terminate on ten (10) days notice unless delivery has occurred within the notice period.

ARTICLE TWO
Rent and Security Deposit

SECTION 2.01. The Tenant covenants and agrees to pay to the Landlord, promptly when due, without notice or demand and without deduction or set-off of any amount for any reason whatsoever, annual rent for the demised premises as set forth herein:

The rent shall be at the rate of $90,000.00 per annum pro rated for any partial month from the Rent Commencement Date, as hereinafter defined, until the first day of the month after the Rent Commencement Date. On each anniversary of the Rent Commencement Date, unless the same shall be other than the first day of the month in which event it shall be on the last day of such month, the rent shall be increased by three percent (3%) of the prior years rent.

Annual rent reserved hereunder shall be payable in equal monthly installments, in advance, on the first (1st) day of each month during the Term.

SECTION 2.02. All amounts payable under Section 2.01 of this Article, as well as certain other amounts payable by the Tenant to the Landlord under the terms of this Lease, shall be paid at the address for notice as set out in Section 21.01 hereof.

SECTION 2.03. It is intended that the annual rent provided for in Section 2.01 hereof, shall be an absolutely net return to the Landlord throughout the term of this

Lease, free of any expense, charge, or other deduction whatsoever with respect to the Demised Premises or the Landlord's interest therein, or the ownership, leasing, operation, management, maintenance, repair, use or occupation thereof. This Lease is a 'triple net lease' and Tenant's obligations arising or accruing during the Term to pay all base rent, additional rent and all other payments hereunder required to be made by Tenant shall be absolute and unconditional and Tenant shall pay all such amounts without notice, demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction (except as otherwise expressly provided herein), free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever. All costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises and the appurtenances thereto and the use and occupancy thereof which may arise or become due and payable during or with respect to the Term (whether or not the same shall become payable during such Term or thereafter) shall be paid by Tenant (except as otherwise expressly provided herein). Tenant assumes the sole responsibility for the condition, use, operation, maintenance, underletting and management of the Demised Premises, and Landlord shall have no responsibility in respect thereof and shall have no liability for damage to the Tenant's personalty or the property of any subtenant of Tenant on any account or for any reason whatsoever other than by reason of Landlord's willful misconduct or gross negligence. Notwithstanding the foregoing or any provision of this Lease to the contrary, the Tenant shall not be responsible with respect to any negligence, omission or default of the Landlord or any third party (other than agents, employees and invitees of the Tenant) including, without limitation: (i) any construction or reconstruction due to casualty or condemnation; (ii) any environmental or hazardous substances unless caused by the Tenant, its agents, employees or invitees.

SECTION 2.04. Tenant hereby acknowledges that late payment by Tenant of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days following the date on which it is due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due. It is agreed that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, including but not limited to the collection of interest on such late payment at the Default Rate being the rate of five percent (5%) over the Tenant's prime rate of interest as announced from time to time as the rate being offered to the Tenant's most credit worthy customers.

ARTICLE THREE
Taxes

SECTION 3.01. The Tenant agrees that it will pay and discharge, punctually as and when the same shall become due and payable, all real estate taxes, personal property taxes, privilege taxes, excise taxes, business and occupation taxes, gross sales taxes, including any sales tax imposed on the rental payments hereunder or under a sublease, occupational license taxes, water charges, sewer charges, assessments of any nature and all other governmental impositions and charges of every kind and nature whatsoever [the "Tax(es)"], when the same shall be due and payable without penalty or interest. It is the intention of the parties hereto that, insofar as the same may lawfully be done, the Landlord shall be, except as specifically provided for herein, free from all Taxes in any way related to the Demised Premises and the use and occupancy thereof. To the maximum extent possible, any special assessments which may be paid in installments shall be paid in installments.

SECTION 3.02. Any Tax relating to a fiscal period of any taxing authority falling partially within and partially outside the Term of this Lease, shall be apportioned and adjusted between the Landlord and the Tenant.

SECTION 3.03. The Tenant covenants to furnish to the Landlord upon request, within forty-five (45) days after the last date when any Tax must be paid by the Tenant as provided in this Article, official receipts of the appropriate taxing authority or other proof satisfactory to the Landlord, evidencing the payment thereof.

SECTION 3.04. With the Landlord's consent the Tenant may defer payment of a Tax so long as the validity or the amount thereof is contested by the Tenant with diligence and in good faith. Provided, however, that the Tenant shall furnish to the Landlord a bond in an amount and on terms satisfactory to the Landlord and shall pay the Tax in sufficient time to prevent delivery of a tax deed. Such contest shall be at the Tenant's sole cost and expense. The Tenant covenants to indemnify and save harmless the Landlord from any costs or expenses incurred by the Landlord as a result of such contest.

SECTION 3.05. The Tenant shall not be required to pay any inheritance, estate, succession, capital stock, gift, income or profits tax imposed upon the Landlord.

ARTICLE FOUR
Use and Compliance with Laws, Etc.

SECTION 4.01. The Tenant shall utilize the Demised Premises only as a retail banking facility and related uses, including, but not limited to, ATM machines and drive-through banking window(s) and car lanes. Tenant shall not utilize the Demised Premises for any other use without obtaining the Landlord's consent, which consent shall not be unreasonably withheld, delayed or conditioned.

SECTION 4.02. The Tenant shall, throughout the term hereof, promptly comply or cause compliance with all laws and ordinances and the orders, rules, regulations, and requirements of all federal, state, county and municipal governments which may be applicable to the Demised Premises, foreseen or unforeseen, ordinary as well as extraordinary, even if the same shall require structural or extraordinary repairs, alterations or additions. The Tenant accepts the Demised Premises, in the actual condition in which the same are as of the Rent Commencement. The Tenant further agrees that it will, at its own cost and expense, fully and faithfully perform and observe all requirements and conditions of all the Permitted Title Exceptions insofar as the same shall impose any obligation upon the Landlord as owner of the Demised Premises. Tenant shall be responsible with respect to any changes required to comply with the Americans with Disabilities Act or other similar laws, hereinafter defined, after the date hereof.

SECTION 4.03. The Tenant represents and warrants to Landlord that it shall not use or permit the use of the Demised Premises in any manner which would permit or cause any "hazardous substance" as defined by the Comprehensive and Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., as amended, ("CERCLA") and the regulations promulgated pursuant thereto, or any federal, state or local statute, law or regulation defining same, or any stored, leaked or spilled petroleum products, waste materials or debris, "PCB's" or "PCB Items" (as defined in 40 CFR Section 761.3), underground storage tanks, "asbestos" (as defined in 40 CFR Section 763.63) to be stored upon or used in connection with the Demised Premises in violation of applicable law. The Tenant shall not cause any condition to exist in violation of applicable law which is or may be categorized by any federal, state or local government or agency having jurisdiction over the Demised Premises as an actual or potential threat or danger to the environment.

ARTICLE FIVE
Utility and Janitorial Charges

SECTION 5.01. The Tenant agrees to pay or cause to be paid, as and when the same are due and payable, all charges for gas, water, sewer, electricity, lights, heat, power, telephone or other communication service and all other utility and janitorial services used, rendered or supplied to, upon or in connection with the Demised Premises, all of which shall be contracted for separately by the Tenant.

ARTICLE SIX
Indemnification and Non-Liability

SECTION 6.01. The Tenant covenants and agrees, at its sole cost and expense, to indemnify and save harmless the Landlord against and from any and all loss, cost, damage, or claims by or on behalf of any person, firm, or corporation, (a) arising from any litigation with Tenant (other than litigation involving the Landlord), (b) from the grossly negligent conduct by Tenant (its agents, employees or invitees) or from management of or from any work or thing whatsoever done in or about the Demised Premises by Tenant (its agents, employees or invitees) during the Term hereof (c) from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed, pursuant to the terms of this lease, and (d) from any gross negligence of the Tenant, or any of its agents, contractors, servants, employees or licensees (other than those caused by gross negligence of the Landlord or its servants, agents or employees) occurring during the term hereof in the Demised Premises. In case any action or proceeding be brought against the Landlord by reason of any such claim Tenant, upon notice from the Landlord, covenants to resists or defend such action or proceedings by counsel chosen by Tenant, but reasonably satisfactory to the Landlord.

SECTION 6.02. The Landlord covenants and agrees, at its sole cost and expense, to indemnify and save harmless the Tenant against and from any and all loss, cost, damage or claim by or on behalf of any person, firm or entity arising from any breach or default on the part of the Landlord in the performance of any covenant or agreement on the part of the Landlord to be performed pursuant to the terms of this Lease.

SECTION 6.03. In the event of any judicial proceeding commenced by Landlord or Tenant against the other under this lease, the reasonable costs and expenses (including reasonable attorney's fees at trial and on appeal) of the prevailing party shall be paid by the other party.

SECTION 6.04. The Tenant further covenants and agrees that the Landlord shall not be liable to the Tenant, or any one claiming by, through or under the Tenant, for any defect in the Demised Premises, or any buildings, building components, fixtures, apparatuses and personal property located thereon latent or otherwise for any injury, loss or damage to any persons or to the Demised Premises, or to any property of the Tenant, or of any other person, contained in or upon the Demised Premises, caused by or arising or resulting from such defect.

ARTICLE SEVEN
Maintenance and Repairs, Covenant Against Waste and Right of Inspection

SECTION 7.01. The Tenant acknowledges that it is taking occupancy of the Premises in its as is, where is condition without any warranties from the Landlord. The Tenant shall, throughout the Term hereof and at no expense whatsoever to the Landlord, take good care of the Demised Premises and the buildings and improvements and structural components thereof now or hereafter erected thereon and shall not do or suffer any waste with respect thereto and, except for the improvements to be completed by the Landlord, the Tenant shall promptly make all repairs, interior and exterior, structural and non-structural, ordinary as well as extraordinary, foreseen as well as unforeseen, necessary to keep said building and improvements in good and lawful order and in at least as good a condition as exists on the Rent Increase Date, subject to reasonable wear and tear and casualty excepted. The Tenant shall keep and maintain all portions of the Demised Premises, in a clean and orderly condition, free of accumulation of water, dirt, rubbish, snow and ice, and the Tenant shall not permit or suffer any overloading of the floors of any building on the Demised Premises.

SECTION 7.02. The Tenant shall permit the Landlord and the authorized representatives of the Landlord, after reasonable written notice, to enter the Demised Premises during usual business hours for the purpose of inspecting the same and of making any necessary repairs to the Demised Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority, or that may be necessary to prevent waste or deterioration in connection with the Demised Premises, which the Tenant is obligated, but has failed, to make, perform, or prevent, as the case may be. Nothing in this Lease shall impose any duty upon the part of the Landlord to do any such work or to make any alterations, repairs (including, but not limited to, repairs and other restoration work made necessary due to any fire or other casualty and irrespective of the sufficiency or availability of any fire or other insurance proceeds which may be payable in respect thereof), additions or improvements to the Demised Premises, of any kind whatsoever. The performance thereof by the Landlord shall not constitute a waiver of the Tenant's default in failing to perform the same and the cost of such performance incurred by the Landlord, plus interest at the default rate provided for in Section 2.04, shall become due and payable forthwith by the Tenant to the Landlord.

SECTION 7.03. Commencing with the Rent Commencement Date, the Tenant shall pay Landlord or the Condominium Association, in addition to the rental described herein, its share of expenses as set forth in the Declaration of Condominium (which shall not include painting the exterior of any buildings).

ARTICLE EIGHT
Mechanics' Liens

SECTION 8.01. The Tenant shall not suffer or permit any liens to stand against the Demised Premises or any part thereof by reason of any work, labor, services or materials done for, or supplied to, or claimed to have been done for, or supplied to, the Tenant or anyone holding the Demised Premises or any part thereof by, through or under the Tenant. If any such lien shall at any time be filed against the Demised Premises, the Tenant shall cause the same to be discharged of record within thirty (30) days after the date of Tenant's receipt of same, by either payments, deposit or bond. If the Tenant shall fail to discharge any such lien within thirty (30) days following receipt of written notice by Tenant, then, in addition to any other right or remedy of the Landlord, the Landlord may, but shall not be obligated to, procure the discharge of the same. Any amount paid or deposited by the Landlord for any of the aforesaid purposes, and all reasonable legal and other reasonable expenses of the Landlord, including counsel fees, in defending any such action or in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, together with interest thereon, at the Default Rate, shall become due and payable forthwith by the Tenant to the Landlord.

SECTION 8.02. Nothing in this Lease shall be deemed to be, or construed in any way as constituting the consent or request of the Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any alteration or repair of or to the Demised Premises or any part thereof, nor as giving the Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against the Landlord's interest in the Demised Premises. The Landlord shall have the right to post and keep posted at all reasonable times on the Demised Premises any notices which the Landlord shall be required so to post for the protection of the Landlord and the Demised Premises from any such lien. The interest of the Landlord in the Demised Premises shall not be subject to liens for improvements made by Tenant,

ARTICLE NINE
Alterations

SECTION 9.01. The Tenant agrees that it will make no structural alterations, additions, improvements, or major repairs to the building or buildings now erected upon the Demised Premises or construct any additional improvements on the Demised Premises without prior written approval of the Landlord, which will not be unreasonably withheld, delayed or conditioned. The Landlord's approval may provide for conditions and restrictions reasonable under the circumstance. Any such work shall be performed in a first-class workmanlike manner pursuant to plans approved by the Landlord which approval shall not be unreasonably withheld, delayed or conditioned. All such work shall be done subject to and in accordance with, all applicable laws, rules, regulations, and other requirements of all governmental authorities having jurisdiction thereof.

SECTION 9.02. All such alterations made by the Tenant shall immediately be and become part of the realty and the sole and absolute property of the Landlord and shall remain upon and be surrendered with the Demised Premises in the event of a termination of this Lease; provided, however, that title to all of Tenant's trade fixtures, furniture, equipment and personal property shall remain Tenant's property and may be removed by Tenant from the Demised Premises.

ARTICLE TEN
Insurance and Damage

SECTION 10.01. Throughout the Term, the Tenant shall cause the buildings now erected or hereinafter erected on the Demised Premises, and all building equipment and fixtures appurtenant thereto, to be insured, in the name of the Landlord by insurance companies reasonably satisfactory to the Landlord and licensed to do business in the State of Florida in such respective amounts as shall be sufficient to prevent the Landlord from becoming a co-insurer of any loss, and which shall insure the full replacement value of any improvements:

(a) against loss or damage by fire, windstorm, flood (if the property is located in such a flood zone that a reasonable lender would require a mortgagor to procure flood insurance) and against such other risks, of a similar or dissimilar nature as shall be insurable against under present or future standard forms of fire and extended all risk coverage policies, and

(b) if, and so long as, the Demised Premises shall be equipped with any boiler or boilers, other than low pressure boilers, or so long as the maintenance of such insurance shall be required by law, against loss and liability resulting from property damage, personal injury or death caused by explosion of boilers, heating apparatus or other pressure vessels on the Demised Premises.

It is the intention of the parties hereto that the Tenant shall procure, maintain in force at all times, pay for and deliver to the Landlord all of the insurance hereinabove referred to at such times and in such manner that the Landlord's interest in the Demised Premises shall at all times during the term hereof be protected and evidenced by, and the Landlord shall be in possession of, valid and binding insurance as herein required. All renewal binders or policies shall be delivered to the Landlord not less than ten (10) days prior to the expiration of the policy or policies to be renewed.

SECTION 10.02. The loss, if any, under any or all of the policies provided for under Section 10.01 hereof, shall be adjusted with the insurance company or companies by and at the cost of the Tenant, but if the loss shall be in excess of Ten Thousand Dollars ($10,000), no final adjustment shall be made with the insurance company or companies without the written approval of the Landlord of the amount of the adjustment, which approval shall not be unreasonably withheld, delayed or conditioned. The proceeds of any insurance policy shall belong to the party expending

funds for restoration with any excess being payable to the named insured.

SECTION 10.03. The Tenant further agrees to maintain, throughout the term hereof, in insurance companies reasonably satisfactory to the Landlord and licensed to do business in the State of Florida, and pay the costs on behalf of the Landlord maintaining public liability insurance protecting the Landlord against claims of any and all persons, firms and corporations for personal injury, death or property damage occurring upon, in or about the Demised Premises, or any elevators or escalators therein or thereon, or in or about the adjoining streets, sidewalks and passageways, such insurance to afford protection to the limit of not less than Two million Dollars ($2,000,000) in respect to injury or death to a single person and to the limit of not less than Five million Dollars ($5,000,000) in respect to any one accident and to the limit of not less than Two Hundred Thousand Dollars ($200,000) in respect to property damage. Tenant shall provide Landlord copies of the insurance required to be obtained by this Section 10.03.

SECTION 10.04. In case any present building or buildings on the Demised Premises shall be damaged or destroyed by fire or any other casualty whatsoever:

(a) All insurance moneys shall be paid to a mutually acceptable insurance trustee and, subject to the provisions of subparagraph (b) below are applicable, shall be applied by the Landlord to the reconstruction of the Demised Premises.

(b) If the Demised Premises are made untenantable by fire or other casualty, Tenant may elect:

(i) To terminate this Lease as of the date of the fire or casualty by notice to Landlord within thirty (30) days after that date in the event the Demised Premises cannot reasonably be restored within 150 days following the casualty; or

(ii) In the event the casualty is less than $250,000, to cause the Landlord to promptly proceed and diligently pursue, repair, restore or rehabilitate the Demised Premises and reimburse the Landlord for any cost incurred in doing so that exceed the insurance proceeds available for same. In the event the casualty is in excess of $250,000, and the Landlord does not elect to rebuild, then Tenant shall have the right to terminate this Lease. In no event shall the Landlord be obligated to reconstruct the Demises Premises in the event the remaining term of this Lease is two (2) years or less, unless Tenant exercises any options to renew the term of this Lease.

In the event of any casualty to the Demised Premises, the rent and additional rent, if any, hereunder shall not abate.

SECTION 10.05. The Landlord and the Tenant each agrees that it will cooperate with the other, to such extent as such other party may reasonably require, in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of any insurance moneys that may be due in the event of, any loss or damage, and that it will execute and deliver to such other party such instruments as may be required to facilitate the recovery of any insurance moneys.

SECTION 10.06. The Tenant agrees to give prompt notice to the Landlord with respect to all fires or other casualties occurring upon the Demised Premises.

SECTION 10.07. Neither party shall be liable to the other for loss or damage, caused by fire or any other peril insured against under standard extended coverage insurance even though the loss or damage is caused by the party's negligence. Each insurance policy carried by Landlord and Tenant in accordance with this paragraph shall contain a provision by which the insurance company shall waive all right of recovery by subrogation against the other party for loss or damage to the insured property.

SECTION 10.08. All insurance to be obtained by the Tenant may be maintained under blanket policies.

ARTICLE ELEVEN
Condemnation

SECTION 11.01. If title to the Demised Premises or so much thereof as to render the remainder no longer usable for Tenant's operations shall be taken or condemned by any competent authority and the Demised Premises cannot, in the reasonable opinion of the Tenant, be restored to useful condition within one hundred twenty (120) days after being taken, this Lease, at Tenant's option, shall cease and terminate, and all annual rent, additional rent and other charges paid or payable by the Tenant hereunder shall be apportioned as of the date of vesting of title in the condemning authority. In the event of a partial taking which does not effect termination of this Lease but does deprive Tenant of the use of a portion of the Demised Premises, there shall be an equitable reduction of the rent depending upon the period for which and the extent to which the premises so taken are not reasonably usable for the purposes for which they are leased hereunder.

SECTION 11.02. The Landlord shall be entitled to, and shall receive, the entire award made with respect to the Demised Premises, except such portion thereof, if any, as shall be specifically allowed as damages to the Tenants leasehold improvements, business damages and relocation costs.

ARTICLE TWELVE
Landlord's Right to Perform Tenant's Covenants

SECTION 12.01. The Tenant covenants and agrees that if it shall at any time fail to pay any Tax pursuant to the provisions of Article Three hereof, or to take out, pay for, maintain or deliver any of the insurance provided for in Article Ten hereof, or shall fail to make any other payment or perform under this Lease, then the Landlord may, without waiving or releasing the Tenant from any obligations of the Tenant in this Lease contained, pay any such Tax, effect any such insurance coverage and pay premiums therefor, and make any other payment or perform any other act which the Tenant is obligated to perform under this Lease, in such manner and to such extent as Landlord shall, in its reasonable discretion, deem necessary. In exercising any such rights, the Landlord may pay necessary and incidental costs and expenses including reasonable attorneys fees. All sums so paid by the Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by the Landlord, together with interest thereon, at the Default Rate, shall be payable to the Landlord on demand. The Landlord shall have no obligation to perform on the Tenant's behalf and if the Landlord does so, the Landlord shall not be liable to Tenant for any damage resulting from its actions. Notwithstanding the foregoing provisions of this Article or any provision of this Lease to the contrary, the Tenant shall not be deemed in default under any: (i) monetary obligation unless the Tenant has failed to cure same within ten (10) days following Tenant's receipt of written notice of the default; provided, however, Landlord shall not be required to provide written notice of a monetary default more than once during any twelve (12) month period; and/or (ii) any non-monetary obligation unless the Tenant has failed to cure same within thirty (30) days following Tenant's receipt of written notice of the default.

ARTICLE THIRTEEN
Conditional Limitation - Default Provisions

SECTION 13.01. This Lease and the Term are subject to the limitation that if, at any time during the Term hereof, any one or more of the following events shall occur, the same shall constitute an "event of default".

(a) if the Tenant shall make an assignment for the benefit of its creditors; or

(b) if any petition shall be filed against the Tenant in any court, whether or not pursuant to any statute of the United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and the Tenant shall thereafter be adjudicated bankrupt, or such petition shall be approved by the court, or the court shall assume jurisdiction of the subject matter, or if such proceedings shall not be dismissed within sixty (60) days after the institution of same, or if any such petition shall be so filed by the Tenant; or

(c) if, in any proceeding, a receiver or trustee be appointed for all or any portion of the Tenant's property, and such receivership or trusteeship shall not be vacated or set aside within sixty (60) days after the

appointment of such receiver or trustee; or

(d) if the Tenant shall assign, mortgage or encumber this Lease, or sublet the whole or any part of the Demised Premises without the consent of the Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, no consent shall be required with respect to an assignment or sublease to: (i) an affiliate of the Tenant; or (ii) a state or national bank; or

(e) If the Tenant shall fail to pay when due any installment of the rent set forth in Section 2.01 of this Lease, or any part thereof; or

(f) If the Tenant shall fail to pay when due any sum of additional rent or any other charge required to be paid by the Tenant hereunder; or

(g) If after ten (10) days prior written notice and opportunity to cure, the Tenant shall fail to perform or observe any other requirement of this Lease on the part of the Tenant to be performed or observed; or

SECTION 13.02. Upon the happening of any one or more of the aforementioned events of default and the expiration of any notice period, the Landlord may:

(a) give to the Tenant a notice (a "notice of termination") of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of termination and, at the expiration of such five (5) days, this Lease and the term hereof, as well as all of the right, title and interest of the Tenant hereunder, shall wholly expire and terminate. In case of any such termination, or in the case of a re-entry, or dispossession, the annual rents and all other charges required to be paid by the Tenant hereunder shall thereupon become due and be paid up to the time of such termination, re-entry or dispossession and the Tenant shall also pay to the Landlord all reasonable expenses which the Landlord may then or thereafter incur for legal expenses, attorneys' fees, or all other reasonable costs paid or incurred by the Landlord for restoring the Demised Premises to good order and condition and for preparing the same for reletting. The Landlord may, at any time and from time to time, relet the Demised Premises, in whole or in part, either in its own name or as agent of the Tenant, for a term or terms which, at the Landlord's option, may be for the remainder of the then current term of this Lease, or for any longer or shorter period.

(b) Landlord may declare the entire amount of the rent (discounted to present value) which would become due and payable during the remainder of the Term of this Lease to be due and payable immediately,

in which event, Tenant agrees to pay the same at once; provided, however, that such payment shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment in advance of the rent for the remainder of the said Term. Landlord shall attempt to relet the premises and mitigate its damages and the same shall serve as an offset against any judgment in such manner as the court shall deem fit and proper. The acceptance of such payment by Landlord shall not constitute a waiver of any failure of Tenant thereafter occurring to comply with any term, provision, condition or any covenant of this Lease.

(c) Landlord may enter the Demised Premises as the agent of Tenant and relet the Demised Premises as the agent of Tenant and receive the rent therefor. The Tenant shall pay Landlord any deficiency that may arise by reason of such reletting, on demand.

(d) Landlord shall have the right to enforce Tenant's specific performance of each and every covenant, condition and other provision of this Lease.

(e) Landlord may maintain this Lease in full force and effect and recover the rent and all other amounts payable hereunder as they become due and payable without terminating the Tenant's right to possession, regardless of whether the Tenant shall have abandoned the Demised Premises.

(f) Landlord shall have any and all other remedies available to it at law or in equity.

Pursuant by Landlord of any of the foregoing remedies shall not preclude the pursuit of any other remedies herein provided or any other remedies provided by law.

ARTICLE FOURTEEN
Cumulative Remedies - Waiver - Oral Change

SECTION 14.01. Every term, condition, agreement or provision contained in this Lease shall be deemed to be also a covenant.

SECTION 14.02. The specified remedies to which the Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord or Tenant may be lawfully entitled in case of any breach or threatened breach by the Tenant or Landlord of any provision of this Lease.

SECTION 14.03. The failure of the Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such term,

covenant, condition, provision, agreement or option. A receipt and acceptance by the Landlord or Tenant of rent or any other payment, or the acceptance or performance of anything required by this Lease to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach, nor shall any such acceptance of rent in a lesser amount than is herein provided for (regardless of any endorsement of any check, or any statement in any letter accompanying any payment of rent) separate or be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest rent then unpaid by the Tenant. No waiver by the Landlord or Tenant of any term, covenant, condition, provision or agreement in this Lease shall be deemed to have been made unless expressed in writing and signed by the Landlord or Tenant, as the case may be.

SECTION 14.04. This Lease may not be changed orally, but only by agreement, in writing, signed by the party against whom enforcement of the change, modification or discharge is sought or by his agent.

ARTICLE FIFTEEN
Quiet Enjoyment

SECTION 15.01. The Landlord covenants and agrees that the Tenant, upon paying the rent herein reserved, and performing and observing the covenants, conditions, and agreements hereof upon the part of the Tenant to be performed and observed, shall and may peaceably hold and enjoy the said Demised Premises during the term hereof, without any interruption or disturbance from the Landlord or any other party. This covenant and the other obligations of Landlord hereunder, shall be construed as running with the land to and against subsequent owners and successors in interest.

ARTICLE SIXTEEN
Surrender of Premises

SECTION 16.01. The Tenant shall, upon the expiration or termination of this Lease for any reason, surrender to the Landlord the buildings, structures and building equipment then upon the Demised Premises, together with all alterations and replacements thereof then on the Demised Premises, in the same good order, condition and repair, that the Demised Premises are in on the date hereof, except for reasonable wear and tear, casualty and pursuant to improvements and alterations contemplated by this Lease. Title to all of the Tenant's trade fixtures, furniture and equipment and personal property other than Landlord's property shown on Exhibit "D" hereof installed in the Demised Premises shall remain the property of the Tenant, and upon expiration or other termination of this Lease, the same may, at Tenant's option, be removed provided any resultant damage to the Demised Premises shall be repaired, by and at the expense of the Tenant. The Landlord waives any statutory landlord's lien upon any personal property of the Tenant.

ARTICLE SEVENTEEN
Signs

SECTION 17.01. Tenant shall be permitted to have one sign identifying Tenant's business on the exterior wall of the Demised Premises and one sign panel on the common pylon sign serving the property subject to the Declaration. The sign panel on the pylon sign shall be at least the same size and in the same location on the pylon sign as the sign panel for Wachovia Bank, N.A.

ARTICLE EIGHTEEN
Assignments, Subletting, and Encumbrances

SECTION 18.01. The Tenant may, without obtaining any consent of the Landlord, assign, sublet, mortgage or otherwise encumber this Lease to: (i) an affiliate of the Tenant; and (ii) any state or national bank. No other assignment or sublease shall be unreasonably withheld, delayed or conditioned if the same is to an entity of equal financial strength as the Tenant. No assignment or sublease of the whole or any part of the Demised Premises by the Tenant shall in any way affect or reduce any of the obligations of the Tenant under this Lease, but this Lease shall continue in full force and effect. If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than the Tenant, the Landlord may, after default by the Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a release of the Tenant from the further performance by the Tenant of the terms, covenants, and conditions of this Lease on the part of the Tenant to be performed.

ARTICLE NINETEEN
Choice of Law

SECTION 19.01. This Lease shall be governed by the laws of the State of Florida. Jurisdiction and venue of any dispute arising under this Lease shall be in the Circuit Court in Duval County, Florida.

ARTICLE TWENTY
Estoppel Certificate by Tenant

SECTION 20.01. The Tenant agrees at any time and from time to time, upon not less than ten (10) days prior request by the Landlord, to execute, acknowledge, and deliver to the Landlord a statement in writing certifying that (a) this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), (b) the dates to which the rent and other charges have been paid, (c) evidencing that no default exists under the Lease and that the Landlord has complied fully with its obligation hereunder (or if any default exists, setting forth such defaults), (d) that Tenant has accepted the Demised Premises, (e) and such other matters as the Landlord may reasonably request. It is intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Demised Premises.

ARTICLE TWENTY-ONE

Upon request of the Landlord, the Tenant agrees to provide to the Landlord a copy of the Tenant's annual report.

ARTICLE TWENTY-TWO
Notices and Consents

SECTION 22.01. All notices, demands, and requests by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid, or by receipted hand or overnight delivery, addressed to the addresses set out on the first page hereto or such other place in the continental United States as the parties may from time to time designate in a written notice. Notices, demands and requests which shall be served upon the Landlord or the Tenant in the manner aforesaid shall be deemed to have been served or given for all purposes hereunder at the time such notice, demand or request shall be received or refused.

ARTICLE TWENTY-THREE
Invalidity of Particular Provisions

SECTION 23.01. If any term or provision of this Lease or the application thereof to any person or circumstance, shall to any extent be determined to be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

ARTICLE TWENTY-FOUR
Covenants to Bind and Benefit Respective Parties

SECTION 24.01. Subject to the provisions of Articles Fifteen and Eighteen hereof, the terms, conditions, covenants, provisions and agreements herein contained shall be binding upon the inure to the benefit of the Landlord, its successors and assigns, and the Tenant, its successors, and assigns.

ARTICLE TWENTY-FIVE
Captions and Headings

SECTION 25.01. The captions and headings throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease not in any way affect this Lease.

ARTICLE TWENTY-SIX
Short Form Lease

SECTION 26.01. Simultaneously with the execution hereof, the parties agree that they will also execute a short form memorandum of lease substantially in the form attached as Exhibit C which shall be recorded in the Public Records of Duval County, Florida.

ARTICLE TWENTY-SEVEN
Subordination and Attornment

SECTION 27.01. Landlord may execute and deliver a mortgage or trust deed hereinafter referred to as "mortgage", against the Demised Premises, or any interest therein and may sell and lease back the Demised Premises or the underlying land on which the Demised Premises are situated. Upon execution and delivery by the mortgagee (or lessor) and Tenant of a subordination and nondisturbance agreement (in form and substance reasonably acceptable to the Tenant) this Lease and the rights of Tenant hereunder shall be expressly subject and subordinate at all times to any such

mortgage, or lease, now or hereafter existing and all amendments, modifications, renewals, extensions, consolidations or replacements thereof. When requested in writing by Landlord from time to time, Tenant shall execute and deliver within fifteen (15) days after receipt thereof a subordination and nondisturbance agreement in such form as the Landlord may reasonably request and Tenant shall not unreasonably withhold the execution and delivery of same. Landlord represents that the Landlord owns fee simple title to the Demised Premises and that either the Demised Premises are unencumbered or the Landlord shall cause any mortgagee to deliver to the Tenant a nondisturbance agreement (in form and substance reasonably acceptable to the Tenant) within thirty (30) days following the date hereof.

LANDLORD

HWY 17 INVESTORS, INC., a Florida corporation

By: [signature]
Name: BERT C. SIMON
Title: President

Print Name: TRISTAN CURLEY

Print Name: W. A. GARTNER

TENANT

THE JACKSONVILLE BANK, a Florida corporation

By: [signature]
Name: Gilbert J. Pomar, III
Title: President + CEO

Print Name: TRISTAN CURLEY

Print Name: W. A. GARTNER

EXHIBITS

Exhibit A	Demised Premises
Exhibit B	Permitted Title Exceptions
Exhibit C	Memorandum of Lease

EXHIBIT A

DEMISED PREMISES

Unit 1 of South 17 Office Park Condominiums pursuant to the Declaration of Condominium for South 17 Office Park, as recorded in Official Records Book 10605, page 2103, of the public records of Duval County, Florida.

EXHIBIT B
PERMITTED TITLE EXCEPTIONS

Taxes for the year in which the Rent Commencement Date occurs and all subsequent years not yet due and payable.

Declaration of Condominium for South 17 Office Park recorded at Official Records Book 10605, page 2103 of the public records of Duval County, Florida.

EXHIBIT C

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE, made as of the ____ day of ________________, 2005, by and between HWY 17 INVESTORS, INC., a Florida corporation, whose address is 1660 Prudential Drive, Suite 203, Jacksonville, Florida 32207, its successors and assigns ("Landlord") and THE JACKSONVILLE BANK, a Florida corporation, whose address is 100 Laura Street, Jacksonville, Florida 32202, its successors and assigns ("Tenant").

WITNESSETH:

For and in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are all hereby acknowledged, the parties hereto agree as follows:

1 Lease. By Absolute Net Lease dated ____________, 2005 (the "Lease"), Landlord leased to Tenant and Tenant took and leased from Landlord certain premises located in the City of Jacksonville, County of Duval, State of Florida, more particularly described on Exhibit A, attached hereto and made a part hereof.

2 Lease Term. The Lease provides that the lease term shall be for a period commencing on the date hereof and terminating on the tenth (10th) anniversary hereof.

3 Limitation on Mechanic's Liens. Section 8.02 of the Lease provides in part, as follows:

> "Nothing in this lease shall be deemed to be, or construed in any way as constituting the consent or request of the Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any alteration or repair of or to the demised premises or any part thereof, nor as giving the Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against the Landlord's interest in the demised premises. The interest of the Landlord in the Demised Premises shall not be subject to

liens for improvements made by the Tenant."

3 Limitation. This Memorandum of Lease is entered into for the purpose of providing recorded notice of the Lease, and in no event shall it be deemed to supersede, modify, or amend the Lease. All persons are hereby put on notice of the Lease and are referred to the Lease for all terms and conditions contained therein, which are incorporated herein by the reference as fully and completely as if the same were set forth herein. In the event of a conflict between the terms of the Lease and the terms of this Memorandum of Lease, the provisions of the Lease shall govern and control.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be executed as a sealed instrument as of the day and year first above written.

Signed, sealed and delivered in the presence of:

LANDLORD
HWY 17 INVESTORS, INC., a Florida corporation

____
Name:_________________

____
Name:_________________

By:___________________
Name:_________________
Title:________________

TENANT
THE JACKSONVILLE BANK, a Florida corporation

____
Name:_________________

____
Name:_________________

By:___________________
Name:_________________
Title:________________

STATE OF FLORIDA
COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this _____ day of _________________, 2005, by _________________ as the _________________ of HWY 17 INVESTORS, INC., a Florida corporation, who is ( ) personally known to me or ( ) has produced _______________ identification.

____
Name:__________________________
Notary Public, State and
County Aforesaid
My Commission Expires:___________
(Notarial Seal)

STATE OF FLORIDA_
COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this _____ day of _________________, 2005, by _________________ as the _________________ of THE JACKSONVILLE BANK, a Florida corporation, on behalf of the corporation, who is either ( ) personally known to me or ( ) has produced _______________ identification.

____
Name:__________________________
Notary Public, State and
County Aforesaid
My Commission Expires:___________
(Notarial Seal)

\\REA\276818.2

Prepared by and Return to:
Winfield A. Gartner, Esq.
Gartner, Brock and Simon
1660 Prudential Drive
Suite 203
Jacksonville, Florida 32207

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE, made as of the 1st day of September, 2005, by and between HWY 17 INVESTORS, INC., a Florida corporation, whose address is 1660 Prudential Drive, Suite 203, Jacksonville, Florida 32207, its successors and assigns ("Landlord") and THE JACKSONVILLE BANK, a Florida corporation, whose address is 100 Laura Street, Jacksonville, Florida 32202, its successors and assigns ("Tenant").

WITNESSETH:

For and in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are all hereby acknowledged, the parties hereto agree as follows:

1 Lease. By Absolute Net Lease dated September 1, 2005 (the "Lease"), Landlord leased to Tenant and Tenant took and leased from Landlord certain premises located in the City of Jacksonville, County of Duval, State of Florida, more particularly described on Exhibit A, attached hereto and made a part hereof.

2 Lease Term. The Lease provides that the lease term shall be for a period commencing on the date hereof and terminating on the tenth (10th) anniversary hereof.

3 . Limitation on Mechanic's Liens. Section 8.02 of the Lease provides in part, as follows:

> "Nothing in this lease shall be deemed to be, or construed in any way as constituting the consent or request of the Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any alteration or repair of or to the demised premises or any part thereof, nor as giving the Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in

any way give rise to the right to file any lien against the Landlord's interest in the demised premises. The interest of the Landlord in the Demised Premises shall not be subject to liens for improvements made by the Tenant."

3 Limitation. This Memorandum of Lease is entered into for the purpose of providing recorded notice of the Lease, and in no event shall it be deemed to supersede, modify, or amend the Lease. All persons are hereby put on notice of the Lease and are referred to the Lease for all terms and conditions contained therein, which are incorporated herein by the reference as fully and completely as if the same were set forth herein. In the event of a conflict between the terms of the Lease and the terms of this Memorandum of Lease, the provisions of the Lease shall govern and control.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be executed as a sealed instrument as of the day and year first above written.

Signed, sealed and delivered in the presence of:

Name: [illegible]

Name: Tristan G. Curley

LANDLORD
HWY 17 INVESTORS, INC., a Florida corporation

By: [signature]
Name: BERT C SIMON
Title: PRESIDENT

Name: TINA R. SNYDER

Name: Ashley M Hays

TENANT
THE JACKSONVILLE BANK, a Florida corporation

By: [signature]
Name: GILBERT J. POMAR
Title: President & CEO

STATE OF FLORIDA
COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this 1st day of September, 2005, by Bert C. Simon as the President of HWY 17 INVESTORS, INC., a Florida corporation, who is (✓) personally known to me or ( ) has produced ______________ identification.

Name: Tristan G. Curley
Notary Public, State and
County Aforesaid
My Commission Expires:
(Notarial Seal)

TRISTAN CURLEY
MY COMMISSION # DD 227726
EXPIRES: October 26, 2006
Bonded Thru Notary Public Underwriters

STATE OF FLORIDA
COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this 8th day of September, 2005, by Gilbert J. Pomar as the President of THE JACKSONVILLE BANK, a Florida corporation, on behalf of the corporation, who is either ( ) personally known to me or ( ) has produced ______________ identification.

Name: Tina R. Snyder
Notary Public, State and
County Aforesaid
My Commission Expires:___________
(Notarial Seal)

Tina R. Snyder
Commission # DD258056
Expires February 6, 2008
Bonded Troy Fain - Insurance, Inc. 800-385-7019